Exhibit 99.1

ULTA BEAUTY PROVIDES COVID-19-RELATED BUSINESS UPDATE

Bolingbrook, IL – April 8, 2020 – Ulta Beauty, Inc. (NASDAQ: ULTA) today shared further updates to its operations in response to the COVID-19 pandemic.

“As we navigate this very fluid situation,  our teams are evaluating all new information, including recently passed legislation, to ensure we can make the best decisions for our associates, our guests and our business,” said Mary Dillon, chief executive officer. “After thoughtful consideration,  we have made the difficult decision to temporarily furlough many of our store and salon associates. During these uncertain times, we  will do all we can to make sure these associates are supported.”

With every intention of bringing its workforce back when it is safe to do so, the temporary furlough will be effective April 19, 2020. In the interim, furloughed associates will be eligible to apply for unemployment benefits, which were recently increased with the passing of the federal CARES Act. All furloughed associates participating in company benefit plans will remain enrolled in their respective coverages. Ulta Beauty has curated relevant resources and information to help guide associates during this interim furlough and offers continued access to its Human Resources Support Center. The company shared these resources internally in tandem with this announcement.

As the company manages the COVID-19 pandemic, Dillon has elected to indefinitely forgo her base salary. Additionally,  the CEO has made a personal donation of $500,000 to the Ulta Beauty Associate Relief Program, which is part of the Ulta Beauty Charitable Foundation. The program, established in 2017, provides monetary grants to associates facing personal hardship. Of note, grant criteria was expanded to include those in need of assistance due to a personal hardship as a result of COVID-19. The Ulta Beauty executive team and Board of Directors will each make personal donations as well.

Associates supporting the Ulta Beauty distribution centers will continue operations to support the company’s essential e-commerce business. As previously announced, Ulta Beauty is providing associates actively working at the distribution centers a $2-per-hour wage premium for their continued commitment. As needed, select corporate associates are being reallocated to support the most pressing business needs such as guest services, human resources, and others.

“As we move forward, we intend to stay true to our company values and work towards the day when we can reopen with the most strength and safety as possible,” continued Dillon.  “This means we will continue to make important decisions in an effort to support our business and importantly, our teams.  In these unprecedented times, we want to do our part to help the larger, global community and take care of our Ulta Beauty family. We are in this together.”

In its part to help the community of healthcare workers on the frontlines, Ulta Beauty will donate 450,000 medical grade gloves from its salons to hospitals in need across the country in collaboration with FEMA.

Ulta Beauty stores will remain closed until it is safe to reopen in support of efforts to slow the spread of COVID-19 and to safeguard associates and guests alike. The company will continue to consider available guidance from federal, state, and local government and health officials regarding when to reopen stores. All guests can continue to shop through the Ulta Beauty app or visit ulta.com.

About Ulta Beauty

At Ulta Beauty (NASDAQ: ULTA), the possibilities are beautiful. Ulta Beauty is the largest U.S. beauty retailer and the premier beauty destination for cosmetics, fragrance, skin care products, hair care products and salon services.  In 1990, the Company reinvented the beauty retail experience by offering a new way to shop for beauty – bringing together all things beauty, all in one place. Today, Ulta Beauty has grown to become the top national retailer offering the complete beauty experience.

Ulta Beauty brings possibilities to life through the power of beauty each and every day in our stores and online with more than 25,000 products from approximately 500 well-established and emerging beauty brands across all categories and price points, including Ulta Beauty’s own private label. Ulta Beauty also offers a full-service salon in every store featuring hair, skin, brow, and make-up services.

Ulta Beauty is recognized for its commitment to personalized service, fun and inviting stores and our industry-leading Ultamate Rewards loyalty program. As of February 1, 2020, Ulta Beauty operated 1,254 retail stores across 50 states and also distributes its products through its website, which includes a collection of tips, tutorials, and social content. For more information, visit www.ulta.com.

Forward‑Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect the company’s current views with respect to, among other things, future events and financial performance. These statements can be identified by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” “targets,” “strategies” or other comparable words. Any forward-looking statements contained in this press release are based upon the company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the company or any other person that the future plans, estimates, targets, strategies or expectations contemplated by the company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation:

•	The uncertain negative impacts the coronavirus (COVID-19) will have on the company’s business, financial condition, profitability, cash flows and supply chain, as well as consumer spending;
•	epidemics, pandemics like COVID-19 or natural disasters that could negatively impact the company’s sales;
•	changes in the overall level of consumer spending and volatility in the economy;
•	the company’s ability to sustain its growth plans and successfully implement our long-range strategic and financial plan;

•	the company’s ability to gauge beauty trends and react to changing consumer preferences in a timely manner;
•	the possibility that the company may be unable to compete effectively in its highly competitive markets;
•	the company’s ability to execute its Efficiencies for Growth cost optimization program;
•	the possibility that cybersecurity breaches and other disruptions could compromise the company’s information or result in the unauthorized disclosure of confidential information;
•	the possibility of material disruptions to the company’s information systems;
•

the possibility that the capacity of the company’s distribution and order fulfillment infrastructure and the performance of its newly opened and to be opened distribution centers may not be adequate to support its recent growth and expected future growth plans;

•	changes in the wholesale cost of the company’s products;
•	the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues;
•	the company’s ability to attract and retain key executive personnel;
•	the company’s ability to successfully execute its common stock repurchase program or implement future common stock repurchase programs; and
•

other risk factors detailed in the company’s public filings with the Securities and Exchange Commission (the SEC), including risk factors contained in its Annual Report on Form 10-K for the year ended February 1, 2020, as such may be amended or supplemented in its subsequently filed Quarterly Reports on Form 10-Q.

The company’s filings with the SEC are available at www.sec.gov. Except to the extent required by the federal securities laws, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kiley Rawlins, CFA

Vice President, Investor Relations

krawlins@ulta.com

(331) 757-2206

Patrick Flaherty

Senior Manager, Investor Relations

pflaherty@ulta.com

(331) 253-3521

Media Contact:

Eileen Ziesemer

Vice President, Public Relations

eziesemer@ulta.com

 (708)  305-4479